Exhibit 99.1

pdvWireless Reports Fourth Quarter and Year End Results

WOODLAND PARK, NJ  – June 13, 2016 – pdvWireless, Inc., (NASDAQ: PDVW) (the “Company”), a private wireless communications carrier and provider of mobile workforce management solutions, reported today its fourth fiscal quarter and fiscal year end results for the period ended March 31, 2016.

“Since we purchased our nationwide 900 MHz spectrum licenses in September of 2014, we have made considerable progress on our key business initiatives.” said John C. Pescatore, President and CEO of pdvWireless. “During fiscal 2016, we launched our state-of-the-art, wide-area push-to-talk networks in seven major markets in the United States. We now are focused on developing sales and marketing programs for our DispatchPlus service to both generate revenues and create a template of best practices to use throughout all of our markets.

“On the strategy and regulatory front,” he added, “we continued to pursue initiatives to maximize the value of our spectrum, including our Joint Petition for Rulemaking seeking realignment of the 900 MHz band to allow our deployment of broadband technologies.

As the Company recently announced, the FCC has not reached a decision on the Joint Petition for Rulemaking, although the Company now believes it is more likely than not that the FCC will issue a Notice of Inquiry as the next step in the proceeding.

“We continue to believe this proposed realignment is consistent with the FCC’s past policies and practices, including its mandate to promote more efficient use of limited spectrum resources, and we will continue to work with all interested parties to achieve our objective,” he concluded.

Corporate Highlights for the Fiscal Year ended March 31, 2016:

•	In May 2015, completed registered follow-on public offering of common stock resulting in net proceeds of approximately $64.8 million;
•	In June 2015, commercially launched DispatchPlus™, the Company’s next generation dispatch service, in its first market area – Houston, Texas;
•	Additional achievements related to the DispatchPlus business included:
o	Commenced commercial service in the following six additional market areas: Dallas, Atlanta, Philadelphia, Chicago, the greater New York area and Baltimore/Washington;
o	Completed network buildouts within previously announced capital and operating expense expectations;
o

Prepared for potential future market launches in more than thirteen additional markets by completing initial network designs and, in some markets, pursuing site development efforts, including site selection and lease negotiation; and

o

Grew the sales and marketing team; developed, trained and supported a  network of approximately 60 dealers across market areas; and began expansion of the customer base across numerous verticals with positive feedback on network quality and service offering.

•	Achievements to support the Company’s Joint Petition for Rulemaking, spectrum initiatives and strategy included:
o

Met with associations, incumbents and other interested parties in the 900 MHz proceeding to understand their concerns, and developed a more complete picture of the size and scope of the rebanding contemplated by the Joint Petition;

o	Analyzed potential solutions to the technology issues raised in the proceeding, using both internal and external experts;
o	Began working with vendors to evaluate and test potential broadband equipment infrastructure and devices at 900 MHz; and
o

Assembled a consortium of world-class companies with recognized expertise in the critical areas needed to build and operate a public safety broadband network, and in the current fiscal year filed on behalf of that consortium a response to the FirstNet RFP by the May 31 deadline.

Financial Results

Revenue for the quarter ended March 31, 2016 was $951,000 compared with $815,000 for the quarter ended March 31, 2015.  For the fourth quarter, the Company reported a net loss of ($6.8 million), or ($0.47) per share, compared with a net loss of ($5.6 million), or ($0.44) per share, the previous year.

Revenue for the fiscal year ended March 31, 2016 was $3.5 million compared with $3.2 million for the year ended March 31, 2015.  For the fiscal year, the Company reported a net loss of ($21.8 million), or ($1.54) per share, compared with a net loss of ($14.7 million), or ($1.46) per share, the previous year.

Because it recently commercially launched its DispatchPlus service, the Company’s revenues for the fiscal year 2016 principally represent its historical software as-a-service (“SaaS”) business.  The operating results, however, also include costs and expenses related to developing its broadband spectrum strategies, implementing and deploying the Company’s digital dispatch networks, and the costs of raising funds.

The increase in revenues for the quarter was driven by the recently started DispatchPlus business.  The increase in revenues for the fiscal year resulted principally from spectrum leasing revenue, which began in September 2014, and revenues from the DispatchPlus business.

Cost of revenue for the three months ended March 31, 2016 increased by 522.7% to $1.7 million from $0.3 million for three months ended March 31, 2015.  For the fiscal year ended March 31, 2016, cost of revenue increased by 226.3% to $3.5 million from $1.1 million for the fiscal year ended March 31, 2015.  The increase for both periods primarily reflects the costs attributable to operating the Company’s recently launched DispatchPlus business and related increased headcount costs to support the commercial launch.

Operating expenses for the three months ended March 31, 2016 remained relatively flat at $6.1 million as compared to the three months ended March 31, 2015.  For the fiscal year ended March 31, 2016, operating expenses increased by 35.2% to $22.0 million from $16.3 million for the fiscal year ended March 31, 2015.  The increases for the 2016 fiscal year were driven by:

•

General and administrative expenses increased by $3.3 million, or 24.3%, to $16.7 million from $13.4 million for Fiscal 2015, which resulted primarily from increased headcount and related costs to support the launch of the new DispatchPlus business and from fees for independent consulting services engaged to support the Company’s strategic initiatives, partially offset by lower stock compensation expense.

•

Sales and support increased by $2.1 million, or 118.2%, to $3.9 million from $1.8 million for Fiscal 2015.  The increase was driven by headcount and related costs to support the new DispatchPlus business.

Adjusted EBITDA for the quarter was a negative ($5.1 million) as compared with a negative ($3.3 million) for the same quarter in the prior year.  For the fiscal year ended March 31, 2016, Adjusted EBITDA was a negative ($16.4 million) as compared with a negative ($7.1 million) for the prior year.  The increase in Adjusted EBITDA losses in the current fourth quarter and fiscal year resulted from higher cost of revenue, selling and general and administrative costs as the Company increased its spending and headcount to support and implement its business initiatives.

Strong Cash Position

The Company has a strong cash position, with $153.5 million in available cash as of March 31, 2016.  In the fiscal year ended March 31, 2016, the Company spent approximately $9.1 million for the acquisition of equipment, design, and buildout of its digital dispatch networks.

Conference Call

The Company will host a conference call at 4:45 p.m. EDT today, June 13, 2016 to discuss its fourth quarter 2016 financial results, and to update investors on other matters, including its Joint Petition for Rulemaking and its other strategic initiatives.  Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2845 or 973-528-0008 and using the conference code 159244.  The earnings call will also be available for replay until June 27, 2016 and can be accessed by dialing into the conference lines at 800-332-6854 or 973-528-0005 and using the conference code 159244.  The replay will also be posted on the Company’s website at www.pdvwireless.com/investors.

About pdvWireless

pdvWireless, Inc. is a private wireless communications carrier and provider of mobile workforce management solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations.  pdvWireless has commenced launching private push-to-talk networks in major markets throughout the United States. Its patented and industry-validated SaaS technology improves team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service.

pdvWireless’ Chairman, Brian McAuley and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and FCC regulatory matters.  pdvWireless is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, other income (expense)-net, income taxes and stock-based compensation. The Company has included below a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provides this financial measure to investors as a supplement to the Company’s reported results because management believes this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the Company’s DispatchPlus business and its sales and marketing initiatives, the regulatory status of the Company’s Joint Petition for Rulemaking and the Company’s spectrum and other initiatives and opportunities.  Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the Company has a limited operating history with respect to its recently launched DispatchPlus business; the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; the Company may experience delays in commercially launching its PTT wireless networks; the Company’s indirect sales model may not be successful; customers may not adopt the Company’s technology or service offerings as quickly as anticipated or in sufficient numbers; the Company’s spectrum and other initiatives and opportunities, including its Joint Petition for Rulemaking, may not be successful on a timely basis or at all, and may require significant time and attention from its senior management team and the expenditure of significant resources; the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2016.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor relations contacts:

Timothy Gray	Joe Millsap
CFO
pdvWireless, Inc.	Joele Frank, Wilkinson Brimmer Katcher
973-771-0981	212-355-4449
ir@pdvwireless.com	jmillsap@joelefrank.com

pdvWireless, Inc.

Consolidated Statements of Operations

	Three months ended		For the year ended
	March 31,		March 31,
	2016	2015	2016	2015
Operating revenues	(Unaudited)	(Unaudited)
Service revenue	$701,013	$633,209	$2,624,612	$2,776,916
Spectrum lease revenue	182,186	182,186	728,745	394,737
Other revenue	67,620	—	190,172	—
Total operating revenues	950,819	815,395	3,543,529	3,171,653
Cost of revenue
Sales and service	1,696,799	272,489	3,468,849	1,063,176
Gross profit	(745,980)	542,906	74,680	2,108,477
Operating expenses
General and administrative	4,571,643	5,173,193	16,726,269	13,458,383
Sales and support	1,140,326	644,915	3,955,638	1,812,524
Product development	340,326	321,313	1,322,552	1,000,890
Total operating expenses	6,052,295	6,139,421	22,004,459	16,271,797
Loss from operations	(6,798,275)	(5,596,515)	(21,929,779)	(14,163,320)
Interest expense	(2,092)	—	(3,024)	(570,737)
Interest income	25,922	14,962	103,586	19,889
Other income	—	—	1,250	—
Net loss	$(6,774,445)	$(5,581,553)	$(21,827,967)	$(14,714,168)
Net loss per common share basic and diluted	$(0.47)	$(0.44)	$(1.54)	$(1.46)
Weighted-average common shares used to compute basic and diluted net loss per share	14,375,466	12,642,365	14,156,848	10,048,210

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended		For the year ended
	March 31,		March 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net loss	$(6,774,445)	$(5,581,553)	$(21,827,967)	$(14,714,168)
Other income	—	—	(1,250)	—
Interest income (expense) - net	(23,830)	(14,962)	(100,562)	550,848
Depreciation - Cost of revenue	230,302	—	435,457	—
Depreciation and amortization - Operating expenses	39,118	41,615	120,861	96,141
Stock-based compensation expense	1,382,377	2,282,980	4,970,107	6,963,782
Adjusted EBITDA	$(5,146,478)	$(3,271,920)	$(16,403,354)	$(7,103,397)

pdvWireless, Inc.

Consolidated Balance Sheets

	March 31,	March 31,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$153,462,865	$119,873,668
Accounts receivable, net of allowance for doubtful accounts of $2,633 and $7,977	528,283	395,172
Inventory	93,203	—
Prepaid expenses and other current assets	906,952	629,790
Total current assets	154,991,303	120,898,630
Property and equipment	15,119,766	6,384,602
Intangible assets	103,655,459	100,298,444
Capitalized patent costs, net	222,359	220,783
Other assets	60,073	25,630
Total assets	$274,048,960	$227,828,089
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,780,697	$6,403,878
Accounts payable-officers	44,159	40,668
Current portion of note payable	494,545	—
Deferred revenue	744,605	737,664
Total current liabilities	5,064,006	7,182,210
Noncurrent liabilities
Long-term portion of note payable	497,265	—
Deferred revenue	5,647,773	6,376,518
Other liabilities	654,536	63,407
Total liabilities	11,863,580	13,622,135
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at March 31, 2016 and March 31, 2015	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,300,790 shares issued and outstanding at March 31, 2016 and 12,530,493 shares issued and outstanding at March 31, 2015	1,438	1,253
Additional paid-in capital	325,669,088	255,861,880
Accumulated deficit	(63,485,146)	(41,657,179)
Total stockholders' equity	262,185,380	214,205,954
Total liabilities and stockholders' equity	$274,048,960	$227,828,089

pdvWireless, Inc.

Consolidated Statement of Cash Flows

	For the year ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,827,967)	$(14,714,168)
Adjustments to reconcile net loss to net cash (used) provided by operating activities
Depreciation and amortization	556,318	96,141
Non-cash compensation expense attributable to stock awards	4,970,107	6,963,782
Changes in operating assets and liabilities
Accounts receivable	(133,111)	(25,764)
Inventory	(93,203)	—
Prepaid expenses and other assets	(311,605)	(620,900)
Accounts payable and accrued expenses	(2,620,384)	6,159,446
Accounts payable-officers	3,491	(77,293)
Accrued interest expense	(2,797)	(332,323)
Deferred compensation	—	(361,610)
Deferred revenue	(721,804)	7,103,431
Other liabilities	387,583	63,407
Net cash (used) provided by operating activities	(19,793,372)	4,254,149
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(2,068,002)	(90,298,444)
Purchases of equipment	(9,077,216)	(6,346,586)
Payments for patent costs	(12,296)	(1,355)
Net cash used by investing activities	(11,157,514)	(96,646,385)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from Section 144A Offering	—	201,922,458
Net proceeds from follow-on offering	64,792,220	—
Net proceeds from January 2015 stock issuance	—	1,386,618
Payment of notes payable	(297,203)	(1,133,851)
Proceeds from notes payable	—	45,000
Proceeds from stock option exercises	45,066	—
Proceeds from Motorola investment	—	10,000,000
Net cash provided from financing activities	64,540,083	212,220,225
Net change in cash and cash equivalents	33,589,197	119,827,989
CASH AND CASH EQUIVALENTS
Beginning of the year	119,873,668	45,679
End of the year	$153,462,865	$119,873,668